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                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                               ------------------

                                   FORM 8-K/A



                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 29, 1998


                          SEROLOGICALS CORPORATION
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           (Exact name of registrant as specified in its charter)

       Delaware                0-26126                 58-2152225
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   (State of other           (Commission             (IRS Employer
      jurisdiction)          file number)           Identification No.)


            780 Park North Blvd.
                 Suite 110
              Clarkston, Georgia                      30021
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   (Address of Principal executive offices)        (Zip code)

Registrant's telephone number, including area code:  (404) 296-5595




    (Former name or former address, if changed since last report)



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                               AMENDMENT NO. 1

This Amendment on Form 8-K/A amends the Current Report on Form 8-K filed by Serologicals Corporation on January 12, 1999 with respect to the Company's acquisition of the domestic Pentex Blood Proteins Group of Bayer Corporation. This Amendment is being filed for the sole purpose of filing the following Financial Statements and Exhibits that were previously omitted.


Item 7.  Financial Statements and Exhibits.

        (A)  Financial statements of businesses acquired.
             1. Audited Financial Statements of the Pentex Blood Proteins Group for the nine months ended September 30, 1998.
                 a.  Report of Independent Public Accountants
                 b.  Balance Sheet as of September 30, 1998
                 c. Statement of Operations for the nine months ended September 30, 1998
                 d. Statement of Group Equity for the nine months ended September 30, 1998
                 e. Statement of Cash Flows for the nine months ended September 30, 1998
                 f.  Notes to Financial Statements

         (B)  Pro forma financial information.
              1. Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company as of and for the nine months ended September 27, 1998

         (C)  Exhibits.
             1.  Exhibit 2.2:   First Amendment to the Agreement of Purchase
                                and Sale
             2.  Exhibit 23.1:  Consent of Arthur Andersen LLP





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Serologicals Corporation
                                               (Registrant)


March 12, 1999                               /s/  Russell H. Plumb//
                                            ------------------------------
                                                Russell H. Plumb
                                                Vice President, Finance and
                                                Chief Financial Officer






REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Serologicals Corporation:

We have audited the accompanying balance sheet of the Pentex Blood Proteins Group (as described in Note 1) of Bayer Corporation (an Indiana corporation) as of September 30, 1998 and the related statements of operations, group equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Bayer Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Pentex Blood Proteins Group of Bayer Corporation as of September 30, 1998 and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 15, 1999





                      PENTEX BLOOD PROTEINS GROUP (Note 1)

                   (A Carve-Out Entity of Bayer Corporation)

                                 BALANCE SHEET

                               SEPTEMBER 30, 1998


                         ASSETS

CURRENT ASSETS:
  Accounts receivable                                        $1,639,492
  Inventories                                                 3,832,558
  Prepaid expenses                                               25,097
                                                             ----------
           Total current assets                               5,497,147
                                                             ----------
PROPERTY AND EQUIPMENT:
  Land and improvements                                         267,142
  Buildings and improvements                                  4,176,756
  Machinery and equipment                                     5,019,451
  Furniture and fixtures                                        114,884
  Leasehold improvements                                         50,034
  Construction in progress                                      668,382
                                                             ----------
                                                              9,357,270
  Less accumulated depreciation and amortization              6,436,526
                                                             ----------
            Net property and equipment                        3,860,123
                                                             ----------
            Total assets                                     $9,357,270
                                                             ==========





          LIABILITIES AND GROUP EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $  381,812
  Accrued liabilities                                           236,321
                                                             ----------
         Total current liabilities                              618,133

COMMITMENTS AND CONTINGENCIES (Note 3)
GROUP EQUITY                                                  8,739,137
                                                             ----------
         Total liabilities and group equity                  $9,357,270
                                                             ==========


     The accompanying notes are an integral part of this balance sheet.
                   PENTEX BLOOD PROTEINS GROUP (Note 1)

                (A Carve-Out Entity of Bayer Corporation)

                       STATEMENT OF OPERATIONS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

NET SALES                                                  $10,301,157

COSTS AND EXPENSES:
  Cost of sales                                              5,172,892
  Selling, general and administrative expenses               1,865,825
  Product development expenses                                 152,970
                                                            ----------
     Total costs and expenses                                7,191,687
                                                            ----------
NET INCOME                                                  $3,109,470
                                                            ==========

     The accompanying notes are an integral part of this statement.


                    PENTEX BLOOD PROTEINS GROUP (Note 1)

                 (A Carve-Out Entity of Bayer Corporation)

                      STATEMENT OF GROUP EQUITY

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998




Group equity, December 31, 1997                       $7,849,044
Net income                                             3,109,470
Net distributions to Bayer Corporation                (2,219,377)
                                                      ----------
Group equity, September 30, 1998                      $8,739,137
                                                      ==========












     The accompanying notes are an integral part of this statement.





                    PENTEX BLOOD PROTEINS GROUP (Note 1)

                 (A Carve-Out Entity of Bayer Corporation)

                        STATEMENT OF CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998



OPERATING ACTIVITIES:
  Net income                                                $3,109,470
  Adjustments to reconcile net income to
    net cash provided by operating activities-
   Depreciation and amortization                               334,967
Changes in operating assets and liabilities:
     Accounts receivable                                      (289,660)
     Inventories                                              (533,927)
     Other current assets                                      (25,451)
     Accounts payable and accrued liabilities                  289,771
                                                             ---------
         Total adjustments                                    (224,300)
                                                             ---------
         Net cash provided by operating activities           2,885,170
                                                             ---------
INVESTING ACTIVITIES:
  Purchases of property and equipment                         (665,793)
                                                             ---------
         Net cash used in investing activities                (665,793)

FINANCING ACTIVITIES:
  Net distributions to Bayer Corporation                    (2,219,377)
                                                             ---------
         Net cash used in financing activities              (2,219,377)

NET CHANGE IN CASH                                                  $0

CASH, beginning of period                                           $0
                                                             ---------
CASH, end of period                                                 $0
                                                             =========



     The accompanying notes are an integral part of this statement.




                      PENTEX BLOOD PROTEINS GROUP (Note 1)

                    (A Carve-Out Entity of Bayer Corporation)

                           NOTES TO FINANCIAL STATEMENTS


1.  ORGANIZATION AND BUSINESS OPERATIONS:

    The domestic Pentex Blood Proteins Group ("Pentex") of Bayer Corporation ("Bayer") is engaged in the research, manufacturing, marketing and sale of a full line of high quality purified blood protein products primarily to customers in the diagnostics and biopharmaceuticals industries in the United States and approximately 25 other countries worldwide. The assets comprising the business were owned by Bayer, an Indiana corporation and a wholly-owned subsidiary of Bayer AG, a German corporation, and were operated as a business unit within the Diagnostics Business Group of Bayer until their sale to Serologicals Corporation on December 29, 1998 (Note 4).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

    Pentex is not a separate legal entity, subsidiary, division or segment of Bayer and, accordingly, it has no independent financing sources. All net funding has been summarized in the accompanying balance sheet as "group equity." The accompanying financial statements of Pentex have been derived from the financial statements of Bayer and have been prepared to present the financial position, results of operations and cash flows of Pentex on a stand-alone basis. All revenues and expenses and assets and liabilities specifically identifiable to Pentex are included.

    Pentex is a party to certain sales transactions with foreign affiliates of Bayer AG. All such sales, expenses and related accounts have been eliminated in the accompanying financial statements.

Allocation of Bayer Services

    The accompanying financial statements include an allocation of costs and expenses for services performed for Pentex by Bayer. The services provided include support in major functional areas such as accounts receivable and accounts payable processing, human resource management, benefits, regulatory compliance, treasury management services, legal support and environmental and engineering services. These expenses have been allocated to Pentex based upon the identification of such services specifically used by Pentex. Where determinations based on specific usage alone have been impracticable, other methods and criteria were used that management believes provide a reasonable estimate of the cost attributable to Pentex. These methods consisted of, among others, allocating costs based on the number of employees within Pentex and the estimated percentage of Bayer staff time allocable to Pentex. These allocations totaled $1,157,049 for the nine months ended September 30, 1998 and are included in the accompanying statement of operations. It is not practicable to provide a detailed estimate of the expenses that would be recognized if Pentex were a separate, stand alone legal entity.



Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

    Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis. Market for inventories is net realizable value. Inventories consisted of the following at September 30, 1998:

           Raw materials          $  384,139
           Work in progress        1,007,596
           Finished goods          2,440,823
                                  ----------
                                  $3,832,558
                                  ==========

Property and Equipment

    Fixed assets are stated at cost and are depreciated using the straight-line method over their estimated useful lives. Depreciable lives for buildings and improvements, furniture, fixtures, machinery and equipment range from 3 to 33 years. Leasehold improvements are amortized over the shorter of the lease terms or the economic lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Construction in progress at September 30, 1998 consisted of expenditures related to the expansion of Pentex's manufacturing facility in Kankakee, Illinois.


Long-Lived Assets

    Pentex periodically reviews recoverability of long-lived assets to determine whether the carrying values of such assets will be recovered through the future cash flows expected from the use of the assets and their eventual disposition. Management believes that the long-lived assets in the accompanying balance sheet are appropriately valued and thus no impairment losses have been recorded by Pentex.

Revenue Recognition

    Pentex's policy is to recognize revenue upon the shipment of its products.

Product Development

    Product development costs are expensed in the periods in which they are incurred.


Income Taxes

    Pentex is not in itself a taxable entity and, accordingly, no provision or benefit for United States federal or state income taxes has been recorded in the accompanying financial statements.

Credit Risk

    The accounts receivable of Pentex potentially subject the business to credit risk, as collateral is generally not required. However, the business risk of loss is limited due to the significant number of customers to whom Pentex sells its products, the majority of which are large pharmaceutical companies with excellent credit ratings. In management's opinion, the carrying amount of Pentex's accounts receivable approximates their fair value.



3.  COMMITMENTS AND CONTINGENCIES:

Operating Leases

    Pentex leases certain storage space, equipment and automobiles under non-cancelable operating lease agreements. Future minimum annual rental obligations under noncancelable operating leases at September 30, 1998 were as follows:

        Period from October 1,1998
          through December 31, 1998           $13,638
        Year ending December 31:
               1999                            40,215
               2000                            14,864

    Rent expense totaled $56,334 during the nine months ended September 30, 1998.



4.  SUBSEQUENT EVENT:

    Effective December 29, 1998, Serologicals Corporation acquired substantially all of the assets of Pentex for $27.5 million plus assumption of certain liabilities, subject to adjustment based upon the final net assets as of the closing date. The acquisition will be accounted for under the purchase method of accounting in accordance with APB No. 16.




                        PRO FORMA FINANCIAL INFORMATION
                        -------------------------------

The following unaudited pro forma condensed consolidated balance sheet as of September 27, 1998 and unaudited pro forma condensed consolidated statement of income for the nine months then ended (collectively, the "Pro Forma Statements") are based on the unaudited historical Condensed Consolidated Financial Statements of Serologicals Corporation (the "Company"), included in the Company's Quarterly Report on Form 10-Q, the audited historical Financial Statements of Pentex included elsewhere in this report on Form 8-K/A and the unaudited historical financial statements of Pentex International (as defined in the notes hereto), adjusted to give effect to the acquisition of Pentex and of Pentex International (collectively, the "Pentex Acquisitions") using the purchase method of accounting and the assumptions and adjustments in the accompanying Notes to the Pro Forma Statements. The pro forma condensed consolidated balance sheet gives effect to the transactions as if they occurred on September 27, 1998 and the pro forma condensed consolidated statement of income gives effect to the transactions as if they occurred on December 29, 1997, the first day of the Company's 1998 fiscal year.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Statements are provided for informational purposes only and do not purport to represent what the Company's financial position and results of operations would actually have been had the Pentex Acquisition in fact occurred on such dates or to project the Company's financial position or results of operations for any future period. Furthermore, the allocation of the purchase price is preliminary and subject to revision when additional information regarding asset and liability valuations is obtained.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Condensed Consolidated Financial Statements of the Company and Notes thereto included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 27, 1998, the Consolidated Financial Statements of the Company and Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 28, 1997 and the historical Financial Statements of Pentex and Notes thereto for the nine months ended September 30, 1998 included elsewhere in this report on Form 8-K/A.


                         SEROLOGICALS CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1998
              (in thousands, except per share amounts)

                                           Pentex
                     Company    Pentex   International   Pro Forma   Pro Forma
                   Historical Historical  Historical(a) Adjustments Consolidated
                   ---------- ---------- ------------- ----------- ------------
Net Sales             $91,506     $10,301     $1,721                 $103,528
Costs and expenses:
  Cost of sales        59,953       5,173        748                   65,874
  Selling, general and
   administrative
   expenses            10,383       1,866        254                   12,503
  Product development
   expenses             1,144         153          0                    1,297
  Other expense         1,995           0          0        758 (b)     2,753
  Interest (income)
   Expense, net          (632)          0          0      1,088 (c)       456
                      -------     -------    -------    -------       -------
Income before income
 taxes                 18,663       3,109        719     (1,846)       20,645
Provision for income
 taxes                  6,644           0          0        773 (d)     7,417
                      -------     -------    -------    -------      --------
Net income            $12,019      $3,109       $719    ($2,619)      $13,228
                      =======     =======    =======    =======       =======
Net income per
 common share:
  Basic                 $0.50                                          $0.55
                      =======                                        =======
  Diluted               $0.47                                          $0.51
                      =======                                        =======
Weighted average
 shares:
  Basic                23,884                                         23,884
                      =======                                        =======
  Diluted              25,792                                         25,792
                      =======                                        =======



                      SEROLOGICALS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        SEPTEMBER 27, 1998
                      (Dollars in thousands)

The historical condensed consolidated statement of income presented for the Company is for the nine months ended September 27, 1998 and the historical statements of income for Pentex and Pentex International are for the nine months ended September 30, 1998. The pro forma adjustments below give effect to the Pentex Acquisitions as if they had been consummated on December 29, 1997, the first day of the Company's 1998 fiscal year.

(a) The column labeled "Pentex International Historical" represents certain activities carried on by foreign affiliates of Bayer AG located in France, Italy, Germany and the United Kingdom ("Pentex International") the net assets of which, pursuant to the terms of the Agreement of Purchase and Sale, as amended, the Company has agreed to acquire for $1.5 million. As of the date of the filing of this report, the closing of the purchase of these assets had not occurred. However, due to the probability of consummation of such transaction, a pro forma adjustment to include the operations of Pentex International is included.


(b) The pro forma adjustment to other expense represents the increase in amortization expense related to the goodwill and other intangible assets acquired in the Pentex Acquisitions.

(c) The pro forma adjustment to interest (income) expense, net reflects the loss of interest income on cash used by the Company in the Pentex Acquisitions at an effective rate of 5%.

(c) The pro forma adjustment to income taxes represents (i) the imputed tax expense on the operating results of Pentex and Pentex International at statutory rates in effect during the period presented, as they were not taxpaying entities and thus did not provide for income taxes, and (ii) the tax impact of applying the Company's pro forma effective tax rate to the pro forma adjustments.





                          SEROLOGICALS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 27, 1998
                               (in thousands)

                                         Pentex
                Company    Pentex     International   Pro Forma    Pro Forma
              Historical  Historical  Historical(a)  Adjustments  Consolidated
              ----------  ----------  -------------  -----------  ------------
    ASSETS
CURRENT ASSETS:
 Cash and cash
  equivalents   $32,713    $     0      $     0    $ (29,000) (b)  $  3,713
 Trade accounts
  receivable,
   net           18,996      1,639          511            0         21,146
 Inventories     12,953      3,833          330            0         17,116
 Other current
  assets          2,235         25            0            0          2,260
               --------   --------     --------     --------        -------
 Total current
assets           66,897      5,497          841      (29,000)        44,235
               ========   ========     ========      ========       ========

PROPERTY AND
EQUIPMENT, Net   15,770      3,860            0                      19,630

GOODWILL AND
OTHER ASSETS     58,749          0            0        20,220 (c)    78,969
                -------   --------     --------     ---------      --------
               $141,416   $  9,357      $   841        (8,780)     $142,834
               ========   ========     ========     =========      ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current portion
  of long-term
  debt         $  1,288   $      0      $     0     $       0      $  1,288
 Accounts payable 2,660        382                                    3,042
 Accrued
  liabilities    10,053        236                        800 (d)    11,089
 Deferred
  revenue           100          0            0                         100
 Total current  -------    -------      -------      --------       -------
  Liabilities    14,101        618            0           800        15,519
                -------    -------      -------      --------       -------
LONG-TERM DEBT    3,070          0            0                      3,070
OTHER LIABILITIES   244          0            0             0          244
STOCKHOLDERS' EQUITY:
 Group equity         0      8,739          841       (9,580) (e)        0
 Common stock       245          0            0             0          245
 Additional paid-in
  capital        84,499          0            0             0       84,499
 Retained
  earnings       39,390          0            0             0       39,390
 Accumulated other
  comprehensive
  income           (133)         0            0             0         (133)
 Total stockholders'      --------     --------      ---------    --------
  Equity        124,001       8,739         841        (9,580)     124,001
               --------    --------    --------       --------    --------
               $141,416    $  9,357    $    841       $ (8,780)   $142,834
               ========    ========    ========       ========    ========



                     SEROLOGICALS CORPORATION
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        SEPTEMBER 27, 1998
                      (Dollars in thousands)

    The historical balance sheet presented for the Company is as of September 27, 1998 and the historical Balance sheets for the Pentex and Pentex International are as of September 30, 1998. The following adjustments reflect the Pentex Acquisition as if they were consummated on September 27, 1998 and using the purchase method of accounting. The total purchase price for the Pentex Acquisition has been preliminarily allocated to tangible and identifiable intangible assets and liabilities based upon management's estimate of their respective fair market values with the excess of cost over the fair value of net assets acquired allocated to goodwill. The allocation of the purchase price is subject to revision when additional information concerning asset and liability valuations is obtained. Additionally, the purchase price is subject to adjustment based on the final net assets as of the closing date.

(a) The column labeled "Pentex International Historical" represents certain assets owned by Pentex International which the Company has agreed to acquire for $1.5 million.

(b) To reflect cash paid for Pentex (27.5 million) and expected to be paid for Pentex International ($1.5 million).

(c) Includes allocation of purchase price to goodwill and other identifiable intangible assets acquired.

(d) Adjustment to record estimated transaction costs (e.g., legal, accounting, investment banking, etc.) of $800,000.

(e)  To eliminate group equity within Bayer Corporation.